Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND
AGREEMENT REGARDING INCREMENTAL TERM LOANS

This FIRST AMENDMENT TO CREDIT AGREEMENT AND AGREEMENT REGARDING INCREMENTAL TERM LOANS dated as of May 17, 2022 (this “Amendment”) is by and among INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors signatory hereto, the several banks and other financial institutions and lenders signatory hereto (each a “Lender” and collectively, the “Lenders”) and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of February 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of May 5, 2022 (the “IRPF Portfolio Purchase Agreement”), by and among the Sellers (as defined therein) and the Borrower, the Borrower acquired (the “IRPF Portfolio Acquisition”), among other things, the IRPF Portfolio (as defined in Section 3 below);

WHEREAS, in connection with the consummation of the IRPF Portfolio Acquisition and pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested (i) the establishment of additional Term Loan A Loans (the “First Amendment Incremental Term Commitments”) and that additional Term Loan A Loans (the “First Amendment Incremental Term Loans”) be made on the First Amendment Effective Date (as defined below) by the Lenders party hereto with amounts set forth on Schedule I hereto in the column “First Amendment Incremental Term Commitments” (the “First Amendment Increasing Lenders”) to the Borrower in the aggregate principal amount of $300,000,000 and (ii) that the Required Lenders and the Administrative Agent consent to the amendment of certain provisions of the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, (i) the First Amendment Increasing Lenders are willing to advance the First Amendment Incremental Term Loans to the Borrower and (ii) the Required Lenders and the Administrative Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1.  Definitions.  Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.  Incremental Term Loans.

(a)

General.  Subject to the satisfaction of the conditions precedent set forth in Section 5, each First Amendment Increasing Lender severally agrees to make an additional Term Loan A Loan to the Borrower on the First Amendment Effective Date in a principal amount equal to the amount set forth for such First Amendment Increasing Lender on Schedule I hereto as such First Amendment Increasing Lender’s “First Amendment Incremental Term Commitment”.  Once made (a) each First Amendment Incremental Term Loan shall, for the avoidance of doubt, be a “Term Loan A Loan” under and as defined in the Credit Agreement and shall be due and payable in full on the Term Loan A Maturity Date, (b) the First Amendment Incremental Term Loans will accrue interest from and including the First Amendment Effective Date at the same per annum rate as the Term Loan A Loans advanced as of the Agreement Effective Date (the “Closing Date Term Loans”) pursuant to Section 2.14 of the Credit Agreement, and (c) the initial Interest Period for the First Amendment Incremental Term Loans will end concurrently with the end of the Interest Period for the Closing Date Term Loans (notwithstanding anything in the definition of the Interest Period to the contrary).

(b)

Use of Proceeds.  The proceeds of the First Amendment Incremental Term Loans shall be used to (i) finance a portion of the IRPF Portfolio Acquisition pursuant to the IRPF Portfolio Purchase Agreement and pay fees and expenses incurred in connection with the First Amendment Incremental Term Loans and this Amendment and (ii) repay amounts outstanding under the Credit Agreement.

(c)Credit Agreement Governs Terms.  The First Amendment Incremental Term Loans shall have identical terms to the Closing Date Term Loans (other than as to the principal amount thereof and use of proceeds therewith) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Loan A Lenders, of the Credit Agreement and the other Loan Documents.  Each reference to a “Term Loan A Loan” or “Term Loan A Loans” in the Credit Agreement shall be deemed to include the First Amendment Incremental Term Loans.  Without limiting the foregoing, the First Amendment Incremental Term Loans (and all interest and other amounts payable thereon or with respect thereto) (i) shall be “Obligations” under and as defined in the Credit Agreement, (ii) shall be guaranteed by the Subsidiary Guaranty on a pari passu basis with the Closing Date Term Loans and Revolving Loans and (iii) will share ratably in right of prepayment with the Closing Date Term Loans pursuant to Section 2.3 of the Credit Agreement.

(d)Lender Affirmation. Each First Amendment Increasing Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a First Amendment Incremental Term Commitment, have been made available to such First Amendment Increasing Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; and (iii) appoints and authorizes the

Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Each First Amendment Increasing Lender that is not a Lender immediately prior to the effectiveness of this Amendment acknowledges and agrees that, upon the First Amendment Effective Date, such First Amendment Increasing Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all obligations of and shall have all rights and benefits of a Lender thereunder.

Section 3.  Amendments to the Credit Agreement.

(a)Article I of the Credit Agreement is hereby amended by adding the following defined terms thereto in alphabetical order:

“First Amendment” shall mean that certain First Amendment to Credit Agreement and Agreement Regarding Incremental Term Loans by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall mean May 17, 2022.

“IRPF Portfolio” shall mean the properties commonly referred to by the following names: City Place Retail, Lower Makefield Center, New Town Village Center, Northpark Village Square, Northville Park Place, Olde Ivy Village, Rusty Leaf Plaza and Sprouts Village.

“IRPF Portfolio Acquisition” shall have the meaning set forth in the First Amendment.

(b)Article I of the Credit Agreement is hereby amended by deleting the definition of “Gross Asset Value” of such Section in its entirety and by substituting the following in lieu thereof:

“Gross Asset Value” means, as of any date of determination, the sum of all of the following of the Borrower and its Subsidiaries: (i) with respect to each stabilized Project owned by the Borrower or any Subsidiary for the most recent four (4) fiscal quarters of the Borrower for which financial results have been reported (A) the aggregate Adjusted NOI attributable to all such Projects which are then still owned by the Borrower or a member of the Consolidated Group divided by (B) the Capitalization Rate, plus (ii) with respect to all other Projects not so owned for such full period, but which are then still owned by the Borrower or a member of the Consolidated Group, the cost basis under GAAP of such Project, plus, without duplication, (iii) Construction-in-Progress then owned by a member of the Consolidated Group plus (iv) Unimproved Land to the extent owned by the Consolidated Group as of the end of the most recent fiscal quarter of the Borrower for which financial results have been reported (valued at GAAP book value), plus (v) Notes Receivable to the extent owned by the Consolidated

Group as of the end of the most recent fiscal quarter of the Borrower for which financial results have been reported (valued at the lesser of book value and the outstanding principal balance under GAAP), plus (vi) Unrestricted Cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the end of the most recent fiscal quarter of the Borrower for which financial results have been reported, plus (vii) the applicable Consolidated Group Pro Rata Share of (A) Adjusted NOI for the most recent four (4) fiscal quarters of the Borrower for which financial results have been reported attributable to any Projects which are then still owned by an Investment Affiliate (excluding Adjusted NOI attributable to Projects not so owned for such entire four (4) fiscal quarter period) divided by (B) the Capitalization Rate, plus (viii) the applicable Consolidated Group Pro Rata Share of, the cost basis under GAAP of such Project, for any Projects then owned by an Investment Affiliate and first acquired by an Investment Affiliate on or after the first day of such period of four prior fiscal quarters, plus (ix) the applicable Consolidated Group share of Construction-in-Progress then owned by an Investment Affiliate, plus (x) the applicable Consolidated Group Pro Rata Share of Unimproved Land owned by Investment Affiliates as of the end of such most recent fiscal quarter (valued at undepreciated GAAP book value, after taking into account any impairments), plus (xi) the applicable Consolidated Group Pro Rata Share of Notes Receivable owned by Investment Affiliates as of the end of such most recent fiscal quarter (valued at the lesser of book value and the outstanding principal balance under GAAP), plus (xii) the applicable Consolidated Group Pro Rata Share of Unrestricted Cash, Cash Equivalents and Marketable Securities owned by Investment Affiliates as of the end of such most recent fiscal quarter. Assets which are pledged for Indebtedness that has been defeased will be excluded from Gross Asset Value. Notwithstanding the foregoing, the IRPF Portfolio will be valued at the cost basis under GAAP for the fiscal quarters ending June 30, 2022 through March 31, 2024 and thereafter in accordance with clause (i) of this definition of Gross Asset Value.

(c) Article I of the Credit Agreement is hereby amended by deleting the definition of “Term Loan A Facility” of such Section in its entirety and by substituting the following in lieu thereof:

“Term Loan A Facility” means the facility hereunder pursuant to which the Term Loan A Lenders hereunder will make Term Loan A Loans to Borrower as more particularly described in Article II in the maximum principal amount of $575,000,000.00 (subject to possible decrease as provided in Section 2.1(b) and possible increase as provided in Section 2.23).

(d) Article I of the Credit Agreement is hereby amended by deleting the definition of “Unencumbered Pool Value” of such Section in its entirety and by substituting the following in lieu thereof:

“Unencumbered Pool Value” means, as of any date of determination, (a) the aggregate Adjusted NOI attributable to Unencumbered

Properties included in the Unencumbered Pool as of such determination date and also owned for the entirety of the most recent four (4) consecutive fiscal quarters for which financial results of Borrower have been reported (provided that the contribution to Adjusted NOI on account of any Unencumbered Property shall not in any event be a negative number) divided by the Capitalization Rate, plus (b) the aggregate acquisition cost of all Unencumbered Properties included in the Unencumbered Pool as of such determination date but not so owned for such period of four (4) consecutive entire fiscal quarters. For purposes of this definition, to the extent that the aggregate amount included in Unencumbered Pool Value on account of any of the three (3) following categories would exceed twenty percent (20%) of Unencumbered Pool Value in any such case, the amount in excess of twenty percent (20%) of Unencumbered Pool Value attributable to such category shall be disregarded in the calculation of Unencumbered Pool Value: a) a single Project; b) the aggregate amount of Unencumbered Pool Value attributable to leases any single tenant or group of tenants which are Affiliates of each other; or c) Projects subject to a ground lease. Notwithstanding the foregoing, the IRPF Portfolio will be valued at the cost basis under GAAP for the fiscal quarters ending June 30, 2022 through March 31, 2024 and thereafter in accordance with clause (a) of this definition of Unencumbered Pool Value.

(e)Section 2.23 of the Credit Agreement is hereby amended by deleting subsection (a) of such Section in its entirety and by substituting the following in lieu thereof:

Provided that no Unmatured Default or Default has occurred and is continuing, subject to the terms and conditions set forth in this Section 2.23, the Borrower shall have the option at any time and from time to time after the First Amendment Effective Date and prior to the date that is at least thirty (30) days prior to the Facility Termination Date to request an increase in the Aggregate Revolving Credit Commitment, the Term Loan A Commitments and/or the Term Loan B Commitments, each in increments of $10,000,000, by an aggregate amount of increases to the Aggregate Revolving Credit Commitment, the Term Loan A Commitments and Term Loan B Commitments of up to $425,000,000 (the amount of the requested increase to be set forth in the Increase Notice) (which, assuming no previous reduction in the Revolving Credit Commitments, the Term Loan A Commitments or the Term Loan B Commitments, would result in an Aggregate Commitment of $1,200,000,000), written notice to the Administrative Agent (an “Increase Notice”). The execution and delivery of the Increase Notice by the Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section 2.23 shall have been satisfied on the date of such Increase Notice. The Commitment Increase may be allocated (1) to the then existing Revolving Credit Commitments, having the same terms as the existing Revolving Credit Commitments (2) to the then existing Term Loan A Commitments having the same terms as the existing Term Loan A Commitments, (3) to the initial Term Loan B Commitment, or once the initial Term Loan B Commitment is provided hereunder, to the then existing Term Loan B Commitments having the same terms as the existing Term Loan B Commitments, or (4) any combination thereof reasonably satisfactory to

Administrative Agent  and satisfactory to the existing or additional Revolving Credit Lenders, Term Loan A Lenders or Term Loan B Lenders, as applicable, providing such additional Revolving Credit Commitments, Term Loan A Commitments or Term Loan B Commitments, as applicable.

(f)Section 6.17 of the Credit Agreement is hereby amended by deleting subsection (f) of such Section in its entirety and by substituting the following in lieu thereof:

The Unsecured Leverage Ratio to be more than sixty percent (60%) at any time, provided that from the First Amendment Effective Date until March 31, 2023, the Unsecured Leverage Ratio may exceed sixty percent (60%) so long as the Unsecured Leverage Ratio does not exceed sixty-two and one half percent (62.5%), provided further that no breach of this Section 6.17(f) shall occur unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.3(b); or

(g)Section 8.2 of the Credit Agreement is hereby amended by deleting subsection (d) of such Section in its entirety and by substituting the following in lieu thereof:

Without the consent of each Lender, increase the Aggregate Commitment beyond $1,200,000,000 provided that no Lender’s Commitment can be increased without the consent of such Lender;

(h)Schedule 1.1 to the Credit Agreement, Commitments, is hereby amended by deleting such Schedule in its entirety and by substituting Schedule 1.1 attached hereto in lieu thereof.

Section 4.  Representations and Warranties.  The Borrower and each other Loan Party hereby represent and warrant as follows:

(a)at the time of and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of the First Amendment Effective Date (or, to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects on such earlier date);

(b)the Borrower and each Subsidiary Guarantor has the corporate power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower and each Subsidiary Guarantor of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and the Loan Documents, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower and each Subsidiary Guarantor enforceable against the Borrower and each Subsidiary Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law;

(c) Neither the execution and delivery by the Borrower or the other Loan Parties of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or any of the Subsidiary Guarantors or the Borrower’s or any Subsidiary Guarantor’s articles of incorporation, operating agreement, partnership agreement, or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of the Subsidiary Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required as a condition to the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than (i) those already obtained, (ii) filings after the date hereof of disclosures with the U.S. Securities and Exchange Commission and (iii) as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any real estate; and

(d)  on and as of the date hereof and immediately after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

Section 5.  Conditions Precedent.  This Amendment shall be effective on the date on which all of the following conditions precedent shall have been satisfied (such date, the “First Amendment Effective Date”) in a manner acceptable to the Administrative Agent:

(a)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)The duly executed originals of this Amendment (with sufficient originals thereof for each of the Lenders), the Notes payable to each of the Lenders and any other additional Loan Documents;

(ii)(A) Certificates of good standing for each Loan Party from its state of organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the First Amendment Effective Date, and (B) foreign qualification certificates for each Loan Party certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the First Amendment Effective Date, for each jurisdiction in which an Unencumbered Property owned by such Loan Party is located;

(iii)(A) A copy of any formation document that has been amended since the closing of the Credit Agreement on February 3, 2022 and certified by an officer of the applicable Loan Party that such formation document is a true and correct copy thereof or (B) with respect to any formation document that has not been so amended in accordance with clause (A) above, a certification by an officer of the applicable Loan Party that the formation documents of such Loan Party, previously delivered to the Administrative Agent in connection with the Credit Agreement on February 3, 2022, remain in effect as of the date of hereof and have not been amended, modified, revoked or rescinded;

(iv) Incumbency certificates, executed by officers of the Loan Parties, which shall identify by name and title and bear the signature of the Persons authorized to sign  this Amendment and the additional Loan Documents and to make borrowings hereunder on behalf of such parties, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party;

(v) Copies, certified by a Secretary or an Assistant Secretary of the applicable Loan Party, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the First Amendment Incremental Term Loans and amendments provided for herein, with respect to the Borrower, and the execution, delivery and performance of this Amendment and the additional Loan Documents to be executed and delivered by the applicable Loan Party

(vi)(A) A customary written opinion of the Loan Parties’ special counsel, Proskauer Rose LLP, addressed to the Lenders and in form reasonably satisfactory to the Administrative Agent, and (B) a customary written opinion of the Loan Parties’ special Maryland counsel, Venable LLP, addressed to the Lenders and in form reasonably satisfactory to the Administrative Agent);

(vii)A certificate, signed by an Authorized Officer of the Borrower, (A) stating that on the First Amendment Effective Date no Default or Unmatured Default has occurred and is continuing, (B) stating that there has been no change in the financial condition or business of the Borrower and the Consolidated Group taken as a whole since the date of the most recent financial statements delivered to the Administrative Agent which would reasonably be expected to have a Material Adverse Effect and that all representations and warranties of the Borrower are true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of the First Amendment Effective Date (or, to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects on such earlier date), (C) stating that all conditions precedent to the closing of the IRPF Portfolio Purchase Agreement have been satisfied or waived in accordance with the terms thereof, and the IRPF Portfolio Purchase Agreement has been or will be consummated substantially simultaneously with the closing of this Amendment and (D) attaching a final, executed version of the IRPF Portfolio Purchase Agreement without alteration, amendment or other change, supplement or modification that has not been approved by the Administrative Agent in its sole discretion;

(viii)Written money transfer instructions, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(ix)A pro forma compliance certificate substantially in the form of Exhibit A to the Credit Agreement, utilizing the covenants established within the Credit Agreement and executed by the Borrower’s chief financial officer or chief accounting officer;

(x)Evidence that all fees due to each of the Lenders with respect to this Amendment have been paid;

(xi)A Beneficial Ownership Certification, if required;

(xii)The absence of any action, suit, investigation or proceeding, pending or, to the Borrower’s knowledge, threatened in writing, in any court or before any arbitrator or Governmental Authority that is reasonably likely to have a Material Adverse Effect on the Borrower and the Consolidated Group, taken as a whole, or that could reasonably be expected to have a Material Adverse Effect on any transaction contemplated hereby or on the ability of the Borrower or the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under the Loan Documents; and

(xiii)Such other documents as the Administrative Agent or its counsel may have reasonably requested prior to the First Amendment Effective Date, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

(b)All conditions precedent to the closing of the IRPF Portfolio Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof, and the IRPF Portfolio Purchase Agreement shall be consummated substantially simultaneously with the closing of this Amendment and funding of the First Amendment Incremental Term Loans.

Section 6.  Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference to the Credit Agreement, to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  No Loan Party has any knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)  This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or any Lender at variance with the Credit Agreement such as to require further notice by the Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.

Section 7.  Further Assurances.  The Borrower agrees to take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 8.  Costs and Expenses.  The Borrower agrees to pay on the First Amendment Effective Date all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 9.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.  Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

Section 11.  Affirmation of Guaranty.  By executing this Amendment, the Subsidiary Guarantors hereby acknowledge, consent and agree that all of their obligations and liabilities under the Subsidiary Guaranty remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection herewith shall not alter, amend, reduce or modify its obligations and liability under the Subsidiary Guaranty or any of the other Loan Documents to which they are a party.

Section 12.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by facsimile or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 13.Titles.  The parties hereby acknowledge the appointment of Fifth Third Bank as an Arranger and Syndication Agent and Texas Capital Bank and First Horizon Bank as Documentation Agents.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement and Agreement Regarding Incremental Term Loans to be duly executed as of the date first above written.

BORROWER:	INLAND REAL ESTATE INCOME TRUST, INC.

By:

Name: Catherine L. Lynch

Title:	Chief Financial Officer

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

SUBSIDIARY GUARANTORS:

IREIT Athens Eastside, L.L.C.

IREIT Branson Hills Plaza – T, L.L.C.

IREIT Branson Hills, L.L.C.

IREIT Conyers Heritage, L.L.C.

IREIT Coral Springs North Hills, L.L.C.

IREIT Denton Village, L.L.C.

IREIT Flowood Dogwood, L.L.C.

IREIT Fresno El Paseo, L.L.C.

IREIT Frisco Marketplace, L.L.C.

IREIT Harvest Square, L.L.C.

IREIT Hot Springs Fairgrounds L.L.C.

IREIT Jacksonville Richlands, L.L.C.

IREIT Lake St. Louis Hawk Ridge, L.L.C.

IREIT Layton Pointe, L.L.C.

IREIT Little Rock Midtowne, L.L.C.

IREIT Little Rock Park Avenue, L.L.C.

IREIT Louisville Dixie Valley, L.L.C.

IREIT Lynchburg Lakeside, L.L.C.

IREIT Mansfield Pointe, L.L.C.

IREIT Neenah Fox Point, L.L.C.

IREIT Newington Fair, L.L.C.

IREIT Northville Park Place, L.L.C.

IREIT Ocean Isle Beach Landing, L.L.C.

IREIT Olive Branch Wedgewood, L.L.C.

IREIT Orange Rusty Leaf, L.L.C.

IREIT Owings Mill New Town, L.L.C.

IREIT Plaistow Pentucket, L.L.C.

IREIT Pleasant Prairie Plaza, L.L.C.

IREIT Pleasant Prairie Ridge, L.L.C.

IREIT Prattville Legends, L.L.C.

IREIT Shoppes at Branson Hills – K, L.L.C.

IREIT Shrewsbury White City, L.L.C.

IREIT Smyrna Olde Ivy Village, L.L.C.

IREIT South Jordan Oquirrh Mountain, L.L.C.

IREIT Stevens Point Pinecrest, L.L.C.

IREIT Turlock Blossom Valley, L.L.C.

IREIT Valencia Northpark, L.L.C.

IREIT West Bend Main, L.L.C.

IREIT West Valley City Lake Park, L.L.C.

IREIT Wilson Marketplace, L.L.C.

IREIT Woodbury Cityplace, L.L.C.

IREIT Yardley Lower Makefield, L.L.C.

IREIT Yorkville Marketplace, L.L.C.,

each a Delaware limited liability company

By:INLAND REAL ESTATE INCOME

TRUST, INC., a Maryland corporation, its

sole member

By:

Name: Catherine L. Lynch

Title:   Chief Financial Officer

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

ADMINISTRATIVE AGENT AND

LenderS:	KEYBANK NATIONAL ASSOCATION, as Administrative Agent, a First Amendment Increasing Lender and a Lender

By:

Name: Kristin Centracchio

Title: Vice President

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

PNC BANK, NATIONAL ASSOCIATION, as a First Amendment Increasing Lender and a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

BANK OF AMERICA, N.A., as a First Amendment Increasing Lender and a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a First Amendment Increasing Lender and a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

BARCLAYS BANK PLC, as a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

FIRST HORIZON BANK, as a First Amendment Increasing Lender and a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

PINNACLE BANK, as a Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

TEXAS CAPITAL BANK, as a First Amendment Increasing Lender

By:

Name:

Title:

[Signature Page to IREIT First Amendment and Agreement Regarding Incremental Term Loans]

SCHEDULE 1.1

Commitments

See attached.

SCHEDULE 1.1

REVOLVING CREDIT COMMITMENT

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
KeyBank National Association 1200 Abernathy Road NE Suite 1550 Atlanta, GA 30328	$31,264,000.00	15.632000000000%
PNC Bank, National Association One North Franklin Street Suite 2150 Chicago, IL 60606	$31,264,000.00	15.632000000000%
Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603-4157	$31,264,000.00	15.632000000000%
Fifth Third Bank, National Association 222 South Riverside, 33rd Floor Chicago, IL 60606	$27,586,000.00	13.793000000000%

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Associated Bank, National Association 525 W. Monroe, 24th Floor Chicago, IL 60661	$12,874,000.00	6.437000000000%
Barclays Bank PLC 745 7th Avenue, 8th Floor New York, NY 10019	$40,000,000.00	20.000000000000%
First Horizon Bank 701 Market St. Chattanooga, TN 37402	$12,874,000.00	6.437000000000%
Pinnacle Bank, a Tennessee Bank 801 Broad St, 5th Floor Chattanooga, TN 37402	$12,874,000.00	6.437000000000%

TERM LOAN A COMMITMENT

Name and Address	Term Loan A Loans prior to the First Amendment Effective Date	First Amendment Incremental Term Commitment	Term Loan A Commitment Percentage
KeyBank National Association 1200 Abernathy Road NE Suite 1550 Atlanta, GA 30328	$53,736,000.00	$58,750,000.00	19.562782608696%
PNC Bank, National Association One North Franklin Street Suite 2150 Chicago, IL 60606	$53,736,000.00	$58,750,000.00	19.562782608696%

Name and Address	Term Loan A Loans prior to the First Amendment Effective Date	First Amendment Incremental Term Commitment	Term Loan A Commitment Percentage
Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603-4157	$53,736,000.00	$58,750,000.00	19.562782608696%
Fifth Third Bank, National Association 222 South Riverside, 33rd Floor Chicago, IL 60606	$47,414,000.00	$58,750,000.00	18.463304347826%
Associated Bank, National Association 525 W. Monroe, 24th Floor Chicago, IL 60661	$22,126,000.00	$0.00	3.848000000000%

Name and Address	Term Loan A Loans prior to the First Amendment Effective Date	First Amendment Incremental Term Commitment	Term Loan A Commitment Percentage
Barclays Bank PLC 745 7th Avenue, 8th Floor New York, NY 10019	$0.00	$0.00	0%
First Horizon Bank 701 Market St. Chattanooga, TN 37402	$22,126,000.00	$15,000,000.00	6.456695652174%
Pinnacle Bank, a Tennessee Bank 801 Broad Street, 5th Floor Chattanooga, TN 37402	$22,126,000.00	$0.00	3.848000000000%
Texas Capital Bank	$0.00	$50,000,000.00	8.695652173913%

TERM LOAN B COMMITMENT

Name and Address	Term Loan B Commitment	Term Loan B Commitment Percentage
None	$0.00	0.0000000000%